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Registration No. 333-96451

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WATER PIK TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	25-1843384 (I.R.S. Employer Identification No.)

 23 Corporate Plaza, Suite 246
Newport Beach, California 92660
(Address of principal executive offices, including zip code)

TELEDYNE, INC. 401(k) PLAN
(Full title of the plan)

Richard D. Tipton
Vice President, General Counsel & Secretary
Water Pik Technologies, Inc.
23 Corporate Plaza, Suite 246
Newport Beach, California 92660
(Name and address of agent for service)

(949) 719-3700
(Telephone number, including area code, of agent for service)

EXPLANATORY NOTE

        This Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (File No. 333-96451) is filed in accordance with Rule 462(d) under the Securities Act of 1933, as amended, to add an exhibit to the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 which was filed with the Securities and Exchange Commission ("SEC") on August 17, 2000, which amended the Registration Statement on Form S-8 (File No. 333-96451) which was filed with the SEC on February 9, 2000.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.    EXHIBITS

        The following exhibit is filed herewith:

Exhibit No.	Description

23.1	Consent of Ernst & Young LLP, Independent Auditors

2

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on this 18th day of March, 2002.

WATER PIK TECHNOLOGIES, INC.
By:	/s/ MICHAEL P. HOOPIS Michael P. Hoopis President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date(s) indicated:

Signature	Capacity	Date

/s/ MICHAEL P. HOOPIS Michael P. Hoopis	President and Chief Executive Officer (Principal Executive Officer) and Director	March 18, 2002
/s/ VICTOR C. STREUFERT Victor C. Streufert	Vice President—Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 18, 2002
/s/ ROBERT P. BOZZONE Robert P. Bozzone	Director	March 18, 2002
/s/ F. PETER CUNEO F. Peter Cuneo	Director	March 18, 2002
/s/ W. CRAIG MCCLELLAND W. Craig McClelland	Director	March 18, 2002
/s/ WILLIAM G. OUCHI William G. Ouchi	Director	March 18, 2002
/s/ CHARLES J. QUEENAN, JR. Charles J. Queenan, Jr.	Director	March 18, 2002
/s/ JAMES E. ROHR James E. Rohr	Director	March 18, 2002

        Pursuant to the requirements of the Securities Act of 1933, Water Pik Technologies, Inc. has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 to be signed on its behalf as an administrator of the Teledyne, Inc. 401(k) Plan by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on March 18, 2002.

WATER PIK TECHNOLOGIES, INC.—ADMINISTRATOR
By:	/s/ VICTOR C. STREUFERT Victor C. Streufert Vice President—Finance & Chief Financial Officer

3

Index to Exhibits

Exhibit No.	Description

23.1	Consent of Ernst & Young LLP, Independent Auditors

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EXPLANATORY NOTE
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 8. EXHIBITS
SIGNATURES
Index to Exhibits